QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Quanta Services, Inc.
(Name of Registrant as Specified In Its Charter)
Aquila, Inc. (F/K/A Utilicorp United Inc.)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Explanatory Note

        Aquila, Inc. (formerly known as UtiliCorp United Inc.), a Delaware corporation ("Aquila"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission (the "SEC") on May 13, 2002 with respect to the solicitation of proxies for electing nominees to the board of directors of Quanta Services, Inc. ("Quanta") at the 2002 annual meeting of stockholders of Quanta (the "Quanta Annual Meeting").

# # #

Press Release

For Immediate Release

Media Contacts: Judith Wilkinson/Eden Abrahams Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449	Investor Contact: Ellen Fairchild Aquila, Inc. (816) 527-1409

AQUILA APPLAUDS DECISION BY DELAWARE CHANCERY COURT
DECLARING QUANTA SECT "ILLEGALLY DILUTIVE"

Confirms Program To Offer Appropriate Premium To Quanta Stockholders

Kansas City, MO, May 13, 2002—Aquila, Inc. (NYSE: ILA; formerly UtiliCorp United Inc.) announced today that it is extremely pleased with Friday's ruling by the Delaware Chancery Court finding Quanta Services, Inc.'s (NYSE: PWR) newly adopted Stock Employee Compensation Trust (SECT) "illegally dilutive." The full text of the Court's opinion has been filed today by Aquila with the Securities and Exchange Commission on Schedule 14A.

Aquila stated: "As far as we are concerned, this ruling unequivocally indicates that Quanta's Board has overreached by granting 'illegally dilutive' voting rights to the 8,000,000 shares deposited in the SECT. Based on its finding that 'the voting mechanism of the SECT is illegally dilutive,' the Court indicated that Aquila 'has succeeded in showing a probability of success on the merits' of its claim. Accordingly, the Court did not believe it necessary to issue an injunction because, as the Court stated, its decision 'should serve to dispel any confusion among the stockholders over the status of the SECT shares,' indicating to Quanta stockholders that any votes cast by the SECT will likely be voided in a full hearing following the Annual Meeting.

"In our view, the Court's decision confirms everything we have been telling Quanta stockholders about Quanta's Board and management for the last several weeks. Contrary to the assertion made late Friday by Quanta's CEO, John Colson, the Court viewed with extreme skepticism Quanta's claim that the primary purpose of the SECT was to promote employee stability, finding 'little or no relationship between the threat of employee instability on which they rely and the adoption of the dilutive voting provision.' In his statement, Mr. Colson simply failed to disclose to Quanta stockholders that the Court determined that the voting mechanism of the SECT was 'illegally dilutive.' Amazingly, Quanta even argued before the Court that the voting of the SECT shares should not be enjoined because 'Aquila will likely win the proxy contest anyway.' Yet, Quanta announced just last week that it spent $4.6 million in first quarter 2002 alone fighting Aquila. We believe that this behavior underscores the fact that Quanta's Board and management have been misleading stockholders for months concerning their true motivations for adopting the SECT and lucrative change-of-control arrangements."

Keith Stamm, President and Chief Operating Officer of Aquila's Global Networks Group, stated, "Given the Court's findings, we urge our fellow Quanta stockholders to stand up for their rights and support our efforts to elect a responsible, accountable board of directors that is committed to maximizing value for all Quanta stockholders." Mr. Stamm then elaborated on Aquila's program to enhance stockholder value at Quanta, stating, "We believe that Quanta's management is not being honest with its stockholders. Quanta management has not presented a constructive, value-enhancing plan of its own beyond vague assurances that it continues to evaluate all of its options, despite having retained expensive financial and legal advisors several months ago. At the same time, management blatantly ignores Aquila's announcement that, if our nominees are elected, we will offer an appropriate premium to Quanta stockholders for shares purchased in a stock buyback if our proposed auction does not result in any attractive bids for Quanta and we will provide appropriate minority protections against a squeeze-out transaction."

"We firmly believe that the best course of action for restoring value at Quanta is for stockholders to vote in favor of Aquila's nominees for election to the board. If our nominees are not elected at the Annual Meeting, but our contractual right to purchase more Quanta shares is confirmed in the pending arbitration proceeding later this month, as we strongly suspect it will, then we will be free to increase our ownership interest in Quanta from time to time through open market purchases. In such event, we will not be obligated to offer other stockholders the opportunity to sell their shares at an appropriate premium in a tender offer, or to provide minority protections, as we have committed to in connection with this proxy contest. Accordingly, we believe that it is in the stockholders' best interests to support our slate at the upcoming Annual Meeting." concluded Mr. Stamm.

# # #

IMPORTANT INFORMATION

Aquila has filed a proxy statement with the SEC on May 3, 2002, relating to Aquila's solicitation of proxies from Quanta stockholders with respect to the Quanta Annual Meeting. AQUILA ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Aquila's proxy statement and other relevant documents will be available free at www.sec.gov. You may also obtain a free copy of Aquila's proxy statement by writing to Investor Relations at Aquila, Inc., 20 West Ninth Street, Kansas City, Missouri 64105 or by contacting Morrow & Co., Inc. toll free, at 1-800-607-0088. DETAILED INFORMATION REGARDING THE NAMES, AFFILIATION AND INTERESTS OF INDIVIDUALS WHO MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES OF QUANTA'S STOCKHOLDERS IS AVAILABLE IN THE PROXY STATEMENT FILED BY AQUILA WITH THE SEC.

About Aquila

Based in Kansas City, Missouri, Aquila (formerly UtiliCorp United Inc.) is an international energy and risk management company. It is one of the largest wholesalers of electricity and natural gas in North America, provides wholesale energy services in the United Kingdom and has a presence in Germany and Scandinavia. It also operates electricity and natural gas distribution networks in seven states and in Canada, New Zealand and Australia. At December 31, 2001, Aquila had total assets of $11.9 billion and 12-month sales of $40.4 billion. More information is available at www.aquila.com.

EXHIBIT INDEX

99.1	Opinion of the Delaware Chancery Court dated Friday, May 10, 2002, regarding the voting mechanism of Quanta Services, Inc.'s Stock Employee Compensation Trust

QuickLinks

EXHIBIT INDEX